Exhibit 3.6

CERTIFICATE OF FORMATION

OF

THE GSI GROUP, LUC

This Certificate of Formation of The GSI Group, LLC (the “Limited Liability Company”) has been duly executed and is being filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C §18-101 et seq.).

1.            Name. The name of the limited liability company formed hereby is the GSI Group, LLC.

2.            Registered Office and Registered Agent. The address of the registered office of the Limited Liability Company in the State of Delaware, County of New Castle is 1313 N. Market Street, Suite 5100, in the City of Wilmington (19801). The registered agent of the Limited Liability Company for service of process at such address is PHS Corporate Services, Inc.

IN WITNESS WHEREOF, the undersigned authorized person has duly executed this Certificate of Formation as of January 14, 2009.

/s/ Rosalyn S. Unruh
Name: Rosalyn S. Unruh
Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.            The name of the limited liability company is                                                      The GSI Group, LLC                                                      .

2.            The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street            (street), in the City of Wilmington                  , Zip Code 19801            . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is      THE CORPORATION TRUST COMPANY

By:	/s/ Todd A. Wear
Authorized Person

Name:	Todd A. Wear - Vice President
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STATE OF DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.            The name of the limited liability company is                                                   The GSI Group, LLC                                                      .

2.            The Registered Office of the limited liability company in the State of Delaware is changed to 251 Little Falls Drive                             (street), in the City of Wilmington                  , Zip Code 19808            . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is      Corporation Service Company                                          .

By:	/s/ Jill Cilmi
Authorized Person

Name:	Jill Cilmi
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